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                                                                   Exhibit 99(j)


                     TAISIL ELECTRONIC MATERIALS CORPORATION

                  STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY

                  YEARS ENDED DECEMBER 31, 1998, 1997 AND 1996
                     (EXPRESSED IN THOUSANDS OF US DOLLARS)




                                                                             ACCUMULATED
                                                                 ADVANCE     DEFICIT DURING
                                                  COMMON          FROM       DEVELOPMENT    ACCUMULATED
                                                   STOCK       STOCKHOLDERS     STAGE         DEFICIT        TOTAL
                                               ------------    ------------  -----------    -----------   -----------
Balance as of January 1, 1996 (unaudited)      $     53,075           -           (3,523)          -           49,552
Accumulated deficit during development stage
   carried forward to accumulated deficit
                                                       -              -            3,523         (3,523)         -
Capital increase through cash                        41,867           -             -              -           41,867
Net loss                                               -              -             -           (16,931)      (16,931)
                                                -----------    ------------  -----------    -----------   -----------
Balance as of December 31, 1996 (unaudited)          94,942           -             -           (20,454)       74,488
Capital increase through cash                        18,841           -             -              -           18,841
Net loss                                               -              -             -           (13,784)      (13,784)
                                                -----------    ------------  -----------    -----------   -----------
Balance as of December 31, 1997                     113,783           -             -           (34,238)       79,545
Capital increase through cash                        26,104           -             -              -           26,104
Advance from stockholders                              -            30,744          -              -           30,744
Net loss                                               -              -             -           (58,414)      (58,414)
                                                -----------    ------------  -----------    -----------   -----------
Balance as of December 31, 1998                $    139,887         30,744          -           (92,652)       77,979
                                                ===========    ============  ===========    ===========   ===========

See accompanying notes to financial statements.